EXHIBIT 10.2

                STOCKHOLDER AGREEMENT BY AND AMONG SEAENA, INC.,
              KEVIN RYAN AND U.C. LASER LTD. DATED MARCH 31, 2006

================================================================================
                              STOCKHOLDER AGREEMENT

                                  BY AND AMONG

                       CRYSTALIX GROUP INTERNATIONAL, INC.
                                       AND

                         THOSE STOCKHOLDERS NAMED HEREIN

                                FEBRUARY 1, 2006
================================================================================



















45931.0009\YOKENS\LAS\103782.1

                              STOCKHOLDER AGREEMENT

         This Stockholder Agreement (the "AGREEMENT") is made and entered into effective as of February 1, 2006 (the "EFFECTIVE DATE"), by and among: Crystalix Group International, Inc., a corporation organized under the laws of the State of Nevada, United States of America (the "COMPANY"); Kevin Ryan, an officer and principal stockholder of the Company ("RYAN"); and U.C. Laser Ltd., a company organized under the laws of the State of Israel ("BUYER"), which concurrently with the execution of this Agreement is acquiring 2,276,795 shares of the Class B Preferred Stock of the Company (the "ACQUIRED SHARES"), pursuant to the terms of an Asset Purchase Agreement dated December 29, 2005 (the "PURCHASE AGREEMENT"). Ryan and Buyer are sometimes referred to collectively herein as the "STOCKHOLDERs," and individually as a "STOCKHOLDER."

                                    RECITALS:

         A. The Company is involved in the manufacture, distribution and marketing of decorative images and products, and pursuant to the Purchase Agreement is acquiring assets and technology from Buyer to enable the Company to expand and enhance its business operations, in exchange for the issuance of the Acquired Shares to Buyer.

         B. Ryan is a substantial stockholder of the Company, and as of the date hereof the Acquired Shares represent 45% of the capital stock (on a fully diluted basis and assuming the conversion to Common Stock of all shares of Preferred Stock) and the voting power of all of the Company's outstanding shares of Common Stock and Preferred Stock.

         C. As provided in the Purchase Agreement, it is a condition to the transfer of Purchased Assets (as defined in the Purchase Agreement) to the Company as referenced above, and the issuance of the Acquired Shares to Buyer in consideration therefore, that this Agreement be executed by the parties hereto.

         D. In connection with, and as a condition to, the transactions contemplated by the Purchase Agreement, the parties hereto desire to enter into this Agreement to provide for certain rights and obligations of the parties as set forth herein with respect to ownership, transfer and voting of Company shares held by them, and the acquisition of additional shares.

         NOW THEREFORE, in consideration of the foregoing premises and mutual agreements set forth herein, the parties agree as follows:

1.       DEFINITIONS.

         Unless otherwise defined herein, as used in this Agreement, the following terms shall have the meanings set forth below (and other capitalized terms have the terms given them elsewhere in this Agreement):

         1.1 "AFFILIATES" shall mean, with reference to a specified Stockholder, any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or



45931.0009\YOKENS\LAS\103782.1
is under common control with the specified Stockholder. For purposes of this definition, "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through the ownership of voting securities or by contract or otherwise.

         1.2 "CHANGE IN CONTROL" shall mean a Sale of the Company, or another sale, exchange, conveyance or other disposition of shares in a transaction or series of related transactions in which more than 50% of the outstanding shares of the Company (determined as if all outstanding shares of Preferred Stock were converted to Common Stock) are disposed of, including any merger, consolidation, reorganization or similar transaction that results in a transfer of more than 50% of the outstanding shares of the Company (determined as referenced above).

         1.3   "COMMON STOCK" shall mean the Common Stock of the Company.

         1.4 "EQUITY SECURITIES" shall mean, for purposes of this Agreement, any securities having voting rights in the election of the Board of Directors of the Company (the "Board"), or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any of the foregoing securities, or any agreement or commitment to issue any of the foregoing securities.

         1.5 "PREFERRED STOCK" shall mean all shares of Preferred Stock of the Company, of whatever series.

         1.6 "STOCKHOLDERS" shall mean Ryan and Buyer or, in the event Buyer distributes the Acquired Shares to its shareholders, Ryan and Mr. Marshall D. Butler ("Butler"), as well as any other persons who become subject to the terms of this Agreement as provided in Section 3.5 below.

         1.7 "SALE OF THE COMPANY" shall mean either (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company or the Stockholders are party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Company outstanding immediately prior thereto failing to possess immediately after such transaction or series of related transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity; or (ii) a sale, lease conveyance or other distribution of all or substantially all of the assets of the Company in one or a series of related transactions.

         1.8 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

2        RIGHT OF FIRST REFUSAL RELATING TO SUBSEQUENT OFFERINGS BY THE COMPANY.

         2.1 The Company hereby grants to each of the Stockholders the right of first refusal to

                                       2
45931.0009\YOKENS\LAS\103782.1
purchase such portion of any New Securities (as defined in this Section 2.1) which the Company may, from time to time, propose to sell and issue, as may be required to enable such Stockholder (together with its Affiliates) to maintain its respective percentage equity interest in the Company, without dilution as a result of such issuance of New Securities (and assuming the exercise of all outstanding options to purchase shares of the Company's Common Stock then held by the Stockholders, to the extent exercisable). The right of first refusal shall be subject to the following provisions of this Section 2.1.

               2.1.1 DEFINITION OF NEW SECURITIES; EXCLUDED SECURITIES. For purposes of this Section 2.1, the term "NEW SECURITIES" shall mean (a) any Common Stock, Preferred Stock or other Equity Security of the Company, whether now or hereafter authorized, (b) any right, option, warrant or other security exercisable for or convertible into (with or without the payment of consideration) any Common Stock or other Equity Security of the Company, and (c) any security carrying any warrant or right to subscribe for or purchase any Common Stock, Preferred Stock or other Equity Security; PROVIDED HOWEVER, that the term New Securities shall not include Excluded Securities, as defined below. For purposes of this Section 2.1, the term "EXCLUDED SECURITIES" shall mean: (i) shares of Common Stock issuable on exercise of outstanding warrants, options or rights to purchase shares of the Company's Equity Securities; (ii) securities issued (x) pursuant to equity incentive, bonus, option or compensation arrangements for the benefit of employees, consultants or directors of the Company, (y) in consideration for the acquisition (whether by merger, purchase of assets or otherwise) by the Company or any of its subsidiaries of stock or assets of any other entity, or (z) in connection with equipment lease, debt financing or borrowing transactions with commercial lending institutions (whether issued to a lessor, lender, guarantor or other person), in each case as approved by the Company's Board of Directors; (iii) Equity Securities issued in connection with any stock split or stock dividend by the Company; (iv) Equity Securities issued to specified investors with the unanimous consent of the members of the Company's Board of Directors; and (v) Equity Securities issued upon exercise or conversion of Excluded Securities or on exercise or conversion of New Securities issued in accordance with the procedures set forth in this
Section 2.1.

               2.1.2 NOTICE OF PROPOSED ISSUANCES; EXERCISE OF RIGHT TO PARTICIPATE. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the number and type of New Securities proposed to be issued, and the price and general terms upon which the Company proposes to issue such New Securities. Each Stockholder shall have twenty (20) days after any such notice is delivered to agree to purchase all or part of the New Securities such Stockholder is entitled to purchase hereunder, for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities such Stockholder elects to purchase.

               2.1.3 SALE OF NEW SECURITIES TO OTHER PURCHASERS. In the event any Stockholder fails to exercise the right to purchase all New Securities it is entitled to purchase hereunder, then the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities respecting which the Stockholders' right of first refusal option set forth in this Section 2.1 was not exercised, at a price and upon

                                       3
45931.0009\YOKENS\LAS\103782.1
terms no more favorable to the purchasers thereof than specified in the Company's notice to Stockholders pursuant to Section 2.1.2. In the event the Company has not within such sixty (60)-day period sold or entered into an agreement to sell such New Securities in accordance with the foregoing, the Company shall not thereafter issue or sell any such New Securities, without first again offering to the Stockholders the right to purchase the applicable portion of such New Securities in the manner provided in this Section 2.1.

               2.1.4 TERMINATION OR WAIVER OF RIGHT OF FIRST OFFER. The right of first refusal granted under this Section 2.1 shall expire upon the first anniversary of the Effective Date. The rights of participation established by this Section 2.1 may be amended, or the observance of any provisions of this
Section 2.1 may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Stockholders. Any such amendment or waiver may be agreed and accepted individually by any Stockholder, solely with respect to that Stockholder's right of first refusal, provided that no amendment or waiver that may restrict, limit, eliminate or adversely affect all or any portion of the rights of first refusal shall be effective as to any Stockholder except upon such Stockholder's express written consent.

               2.1.5 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. The right of first refusal set forth in this Section 2.1 may be assigned or transferred by a Stockholder to any of its Affiliates or if a Stockholder or Affiliate is an entity, then to any of such entity's current or former general or limited partners, members, managers, stockholders or subsidiaries.

3.       RIGHTS OF FIRST OFFER AND CO-SALE REGARDING SALES BY STOCKHOLDERS.

         3.1   RIGHTS OF FIRST OFFER ON TRANSFERS OF EQUITY SECURITIES.

               3.1.1 NOTICE OF PROPOSED TRANSFER. If at any time, prior to the first anniversary of the Effective Date, a Stockholder proposes to transfer or otherwise dispose of any Equity Securities now or hereafter held by such Stockholder to a third party (other than the Company), whether voluntarily or by operation of law, in any transaction other than an Exempt Transfer as defined in
Section 3.5 below (a "TRANSFER"), then such Stockholder (the "TRANSFERRING STOCKHOLDER") shall first give written notice of such Transferring Stockholder's desire to do so (a "NOTICE OF INTENDED TRANSFER") to the Company and each Stockholder. The Notice of Intended Transfer shall specify (i) the number and type of Equity Securities the Transferring Stockholder desires to transfer ("OFFERED SECURITIES"), (ii) the name and address of the party to which the Transferring Stockholder intends to transfer the Offered Securities (the "OFFEROR"), (iii) the consideration per share to be delivered to the Transferring Stockholder for the Offered Securities, and (iv) all other material terms and conditions of the proposed transaction.

               3.1.2    COMPANY'S OPTION TO PURCHASE.

                        (a) The Company shall have the first option to purchase all or any part of the Offered Securities for the consideration per share and on the terms specified in the Notice of Intended Transfer (except that if the intended Transfer involves a transaction in which the proposed transferee is not paying the full price for the Offered Securities, or if the purchase price

                                       4
45931.0009\YOKENS\LAS\103782.1
is payable other than in cash, the price (or the value of any non-cash consideration) shall be deemed to be the fair market value of the Offered Securities at such time as determined in good faith by the Company's Board of Directors (taking into account the Board's determination of the fair market value of the non-cash consideration), and the price for the Offered Securities as determined by the Notice of Intended Transfer, subject to the adjustments provided for herein, is referred to herein as the "OFFER PRICE"). The Company may exercise such option only by written notice to the Transferring Stockholder sent no later than fifteen (15) business days after receipt of the Notice of Intended Transfer by the Company (the "PRIMARY OPTION PERIOD").

                        (b) If the Company duly exercises its option to purchase all or any part of the Offered Securities, the closing of such purchase shall take place at the offices of the Company no later than the fifth business day after the expiration of the Primary Option Period. At such closing, the Company will pay to the Transferring Stockholder in cash the Offer Price of the Offered Securities, against delivery to the Company of a duly endorsed certificate(s) or other documents representing the Offered Securities.

                        (c) If the Company does not exercise its right to acquire all or any part of the Offered Securities, the Company shall, on or before the last day of the Primary Option Period, send written notice (the "COMPANY NOTICE") of that fact to each of the Stockholders.

               3.1.3    OPTION OF STOCKHOLDERS TO PURCHASE OFFERED SECURITIES.

                        (a) The Stockholders (other than the Transferring Stockholder) shall have the right and option, exercisable during the fifteen
(15) business days following the date of delivery of the Company Notice (the "SECONDARY OPTION PERIOD"), to collectively purchase all or any part of the Offered Securities at the Offer Price, PROVIDED, HOWEVER, that in the event the Stockholders elect to purchase in the aggregate more than the total number of Offered Securities, the right to purchase such shares shall be allocated pro rata among the electing Stockholders, based upon the number of shares of Common Stock (including shares of Common Stock issuable on conversion of outstanding shares of Preferred Stock) owned by each of them. Stockholders may exercise their option only by written notice to the Transferring Stockholder sent before the end of the Secondary Offering Period. Alternatively, each Stockholder may, within the Secondary Option Period, notify the Transferring Stockholder in writing of its desire to participate in the sale of Offered Securities to the Offeror at the Offer Price and on the terms and conditions set forth in the Notice of Intended Transfer, to the extent set forth in Section 3.2 below, and such notice to the Transferring Stockholder (a "PARTICIPATION NOTICE") shall specify the number of Equity Securities such Stockholder intends to sell in such transaction.

                        (b) If the Stockholders collectively exercise the option to purchase all or any part of the Offered Securities, the closing of such purchase shall take place at the offices of the Company no later than the fifth business day after the expiration of the Secondary Option Period. At such closing, the Stockholders exercising such option will pay to the Transferring Stockholder in cash the Offer Price for the Offered Securities being purchased, against delivery of a duly endorsed certificate representing the Offered Securities being purchased.

45931.0009\YOKENS\LAS\103782.1

         3.2   CO-SALE AGREEMENT.

               3.2.1 RIGHT TO PARTICIPATE IN SALES BY STOCKHOLDERS. In the event that all of the Offered Securities subject to a proposed Transfer by a Stockholder are not purchased by the Company and/or the Stockholders through the exercise of the rights granted in Section 3.1 above, then any Stockholder which has, pursuant to Section 3.1.3(a) hereof, provided a Participation Notice to the Transferring Stockholder regarding its desire to participate in the sale of Offered Securities, at the Offer Price, and upon the terms and conditions set forth in the Notice of Intended Transfer (a "PARTICIPATING STOCKHOLDER"), shall be entitled to do so, upon the terms and conditions set forth herein. To the extent one or more of the Stockholders exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Equity Securities that the Transferring Stockholder may sell in the Transfer shall be correspondingly reduced.

               3.2.2 NUMBER AND TYPE OF SECURITIES PARTICIPATING STOCKHOLDERS MAY SELL. Each Participating Stockholder may elect to sell pursuant to this
Section 3.2, at the Offer Price, and on the other terms and conditions set forth in the Notice of Intended Transfer, all or any part of that number of shares of Common Stock as is equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock underlying the Offered Securities proposed to be sold to the Offeror as set forth in the Notice of Intended Transfer by (ii) a fraction, the numerator of which is the number of shares of Common Stock (assuming conversion of all outstanding shares of Preferred Stock) owned by such Participating Stockholder on the date of the Transfer Notice and the denominator of which is the total number of shares of Common Stock (including all shares of Common Stock issuable on conversion of all outstanding shares of Preferred Stock) owned by all of the Stockholders on the date of the Transfer Notice.

               3.2.3 EXECUTION AND DELIVERY OF DOCUMENTS AND CERTIFICATES. As a condition to participating in any Transfer, each Participating Stockholder shall be required to execute and deliver the definitive documentation in substantially the same form as that executed by the Transferring Stockholder, and to deliver to the purchaser at the closing of the transaction one or more certificates (or other applicable documents) representing the Equity Securities to be transferred by such Participating Stockholder, properly endorsed for transfer.

               3.2.4 TRANSACTION WITH TRANSFERRING STOCKHOLDER IF CO-SALE FAILS. In the event that the Offeror refuses to purchase Equity Securities from a Participating Stockholder exercising its rights of co-sale hereunder (even though such Participating Stockholder agrees to execute the same documentation as is executed by the Transferring Stockholder), but the Transferring Stockholder proceeds with the transaction to sell Equity Securities owned by the Transferring Stockholder, then simultaneously with such transaction, the Transferring Stockholder shall purchase from such Participating Stockholder the number and type of Equity Securities which such Participating Stockholder was entitled to sell in such transaction, at the price and upon the terms applicable thereto.

               3.2.5 CONTROL OF NEGOTIATIONS. The Transferring Stockholder shall have the right to control the negotiations of each proposed sale of Offered Securities covered by this Section

45931.0009\YOKENS\LAS\103782.1

3.2, and the Participating Stockholders who elect to participate in any such transaction shall be required to pay a PRO-RATA share (based upon the number of shares being sold by each Stockholder in such transaction in relation to the total number of shares being sold in such transaction) of the expenses incurred by the Transferring Stockholder in negotiating and documenting the transaction; provided that if the terms of any transaction vary materially from those described in the applicable Notice of Intended Transfer, each Participating Stockholder may decline to participate in such transaction (and, in such event, to decline to pay any expenses associated therewith).

               3.2.6 CONTROL AND MODIFICATION OF PRICE AND TERMS. The Transferring Stockholder will control the actual price and other terms (consistent with the terms of this Agreement) upon which Offered Securities will be sold in any transaction pursuant to this Section 3.2, provided that if the terms and conditions (including purchase price) become more favorable to the Transferring Stockholder than were specified in the Transfer Notice, then the transaction shall again become subject to the right of co-sale provided in this
Section 3.2 and shall require compliance by the Transferring Stockholder with the procedures described in this Section 3.2, and provided further that if the terms and conditions (including purchase price) become any less favorable to the Transferring Stockholder than were specified in the Transfer Notice, then the transaction shall again become subject to the right of first offer provided in
Section 3.1 above and shall require compliance by the Transferring Stockholder with the procedures described in Section 3.1 above.

         3.3 NON-EXERCISE OF RIGHTS; TRANSFERRING STOCKHOLDER'S RIGHT TO SELL. To the extent that the Company and the Stockholders do not exercise their rights to purchase Offered Securities within the time periods specified in Section 3.1 above, and subject to the Stockholders' co-sale rights set forth in Section 3.2 above, the Transferring Stockholder shall have a period of ninety (90) days from the expiration of such rights in which to sell all or any portion of the Offered Securities to the Offeror or affiliates of the Offeror, upon terms and conditions (including the purchase price) no more favorable to the transferee than those specified in the Transfer Notice. The third-party transferee(s) shall acquire the Offered Securities free and clear of subsequent rights of first offer and co-sale rights under this Agreement. To the extent the Transferring Stockholder does not consummate the sale or disposition of Offered Securities within the ninety (90)-day period from the expiration of these rights, the first offer rights of the Company and the Stockholders and the co-sale rights of the Stockholders shall again be applicable to any subsequently proposed disposition of the Offered Securities by the Transferring Stockholder until such right lapses in accordance with the terms of this Agreement.

         3.4 IMPACT OF NON-EXERCISE OF RIGHTS ON SUBSEQUENT TRANSACTIONS. The exercise or non-exercise of the rights of any parties under this Section 3 to purchase Offered Securities from a Transferring Stockholder or participate in a sale of Offered Securities by a Transferring Stockholder shall not adversely affect their rights to make subsequent purchases of shares of Equity Securities from a Transferring Stockholder or participate in subsequent sales of shares of Equity Securities by a Transferring Stockholder.

                                       7
45931.0009\YOKENS\LAS\103782.1

         3.5 EXEMPT TRANSFERS. For purposes hereof, "EXEMPT TRANSFERS" shall mean the following transactions by a Stockholder, which shall be excluded from the definition of Transfer as set forth in Section 3.1 above, and from the application of Sections 3.1 and 3.2 above, provided, in each instance (excluding in the case of (iv) below, a distribution of shares from Buyer to its shareholders, in which case only Butler, and not the other shareholders of Buyer, will be treated as Stockholders subject to this Agreement) that the shares of Equity Securities transferred remain subject to this Agreement, so that subsequent Transfers are subject to the rights of first offer and co-sale rights as set forth in Sections 3.1 and 3.2 above, and the transferees agree to be bound by the terms of this Agreement with respect thereto, as if they were Stockholders as defined herein, and provided further that the Company is promptly notified of such transfer: (i) any transfer among Stockholders; (ii) any transfer by gift or bequest or through inheritance to, or for the benefit of, any member or members of the transferor's immediate family; (iii) any transfer to a trust, family limited partnership, or other entity created for the benefit of the transferor or a member of the immediate family of the transferor;
(iv) any distribution of shares by a Stockholder to its stockholders, members or partners, as applicable; (v) any transfer approved by the Board of Directors; and (vi) an Affiliate. In addition to the foregoing, for purposes of this Agreement, Exempt Transfers shall include sales of Common Stock into the public market, without legend regarding restrictions on transfer and in compliance with all applicable securities laws and regulations, including Rule 144, promulgated pursuant to the Securities Act, and with respect to any such Exempt Transfers into the public market, the shares of Common Stock transferred will be released from, and no longer subject to, the terms of this Agreement.

         3.6 RIGHTS OF STOCKHOLDERS IN EVENT OF CERTAIN PROHIBITED TRANSFERS. In the event any Stockholder should sell any Equity Securities in contravention of the co-sale rights of the other Stockholders under Section 3.2 (a "PROHIBITED TRANSFER"), such other Stockholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the option provided below, and the Stockholder shall be bound by the applicable provisions of such option.

               3.6.1 PUT OPTION. In the event of a Prohibited Transfer, each Stockholder who failed to receive a Notice of Intended Transfer in accordance with Section 3.1.1 above, and each Stockholder who received a Notice of Intended Transfer in accordance with Section 3.1.1 above, and gave notice as provided in
Section 3.1.3(a) above of its election to exercise co-sale rights pursuant to
Section 3.2 above, shall have the right to sell to such Stockholder the number and type of Equity Securities such Stockholder would have been entitled to transfer to the third-party transferee(s) under Section 3.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                       (i) The price per share at which the shares are to be sold to such Stockholder shall be equal to the price per share paid by the third-party transferee(s) to such Stockholder in the Prohibited Transfer. Such Stockholder shall also reimburse each Stockholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Stockholder's rights under this Section 3.

45931.0009\YOKENS\LAS\103782.1

                       (ii) Within ninety (90) days after the later of the dates on which the Stockholder (A) received notice of the Prohibited Transfer or
(B) otherwise became aware of the Prohibited Transfer, such Stockholder shall, if exercising the option created hereby, deliver to such Stockholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                       (iii) Such Stockholder shall, upon receipt of the certificate or certificates or other documentation for the Equity Securities to be sold by a Stockholder, pursuant to this Section 3.6, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in this Section 3.6, in cash or by other means acceptable to the Stockholder.

                       (iv) Notwithstanding the foregoing, any attempt by a Stockholder to transfer Equity Securities in violation of Section 3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a two-thirds in interest of the Stockholders.

         3.7 LEGEND. Each existing or replacement certificate for shares of Common Stock, Preferred Stock or other Equity Securities subject to the terms of this Section 3 now owned or hereafter acquired by any Stockholder shall bear the following legend:

               THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ON OR BEFORE _________, 2007 IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDER AGREEMENT BY AND AMONG THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

         3.8 TERM. The provisions of this Section 3 shall terminate upon the earlier of (i) the first anniversary of the Effective Date or (ii) the closing of a Sale of the Company.

  4.     DRAG ALONG RIGHT.

         4.1 DRAG ALONG RIGHT IN CONNECTION WITH SPECIFIED TRANSACTIONS. In the event of a Change in Control that has been approved by the Board and a majority of the shares of the Company's Common Stock (including shares issuable on conversion of outstanding shares of Preferred Stock) held by the Stockholders within one year following the Effective Date, each Stockholder shall take all necessary or desirable action within such Stockholder's control (including, without limitation, the removal and election of directors, attendance and participation at meetings of directors or stockholders and execution of written consent in lieu of meetings) such that any proposal or resolution requested by the Board in connection therewith or required to effect such Change in Control will be implemented by the Company and the Stockholders. Each Stockholder


                                       9
45931.0009\YOKENS\LAS\103782.1
shall consent to, and raise no objections against, a Change in Control that has been approved by the Board and a majority of the outstanding shares of the Company's Common Stock (including shares issuable on conversion of outstanding shares of Preferred Stock) within the one year period following the Effective Date, and if such Change in Control is structured as a sale of shares of Common Stock or Preferred Stock, each Stockholder shall sell the shares held by such Stockholder on the terms and conditions approved in the Change in Control. Each Stockholder will take all action necessary and desirable in connection with the consummation of the Change in Control. Each Stockholder shall bear its pro rata share (based upon the shares of Common Stock held (including shares of Common Stock issuable on conversion of outstanding shares of Preferred Stock) of the cost of any sale of shares pursuant to such Change in Control, to the extent such costs are incurred for the benefit of all sellers of the shares and are not otherwise paid by the Company or transferee.

5.       VOTING AGREEMENT AND PROXY.

         5.1   BOARD REPRESENTATION AND VOTING AGREEMENT FOR ELECTION OF
               DIRECTORS.

               5.1.1 MAINTENANCE OF BOARD; ELECTIONS OF DIRECTORS. Subject to the provisions of this Section 5.1, at each meeting of the stockholders of the Company held within the one year period following the Effective Date, at which members of the Board are to be elected, and at any other time during such one year period at which stockholders of the Company will have the right to or will vote for or render consent in writing regarding the election of directors of the Company, or the composition of the Board, then and in each event, each of the Stockholders hereby covenants and agrees severally to vote all shares of Equity Securities presently owned or hereafter acquired by such Stockholder (whether owned of record or over which such Stockholder exercises, directly or indirectly, voting control) in favor of the following actions (to the extent such shares are eligible to vote with respect to each such action):

                       (a) to maintain the authorized number of directors constituting the Board at seven; and

                       (b) to maintain as members of the Board the four current members representing the current holders of the Company's Common Stock (provided that any three of such directors may designate a different person to fill the fourth position), and the three representatives of Buyer elected to the Board pursuant to Section 1.4 of the Purchase Agreement (provided that any two of such directors may designate a different person to fill the third position). The Company shall furnish written notice to all holders of Equity Securities at least ten (10) days prior to any meeting or proposed action by written consent in lieu of a meeting for the election of directors.

               5.1.2 REMOVAL OF DIRECTORS AND VACANCIES. No Stockholder shall vote for the removal of a director, unless the directors referenced in Section
5.1.1 above as having the right to designate a new director to fill a position shall request such removal in writing, in order to allow the election of such new director. If such directors requests such removal of a director, consistent with the provisions of this Section 5.1, then the Stockholders agree to vote all shares of Equity

45931.0009\YOKENS\LAS\103782.1

Securities then owned by them, or as to which they have voting power, for the removal of such director and the election of the designated replacement.

         5.2 VOTING AGREEMENT; GRANT OF PROXY. For the period of one year following the Effective Date, all of the Acquired Shares (including any shares of Common Stock issued on conversion thereof) shall be voted as Ryan may direct or determine to be appropriate, on all matters that may be presented for a vote or consent of the Company's stockholders, except for any matters set forth above or if related to or in connection with the sale, purchase or issuance of any securities of the Company or any of its subsidiaries or affiliates. Concurrently with the execution of this Agreement, Buyer shall execute and deliver to Ryan and the Company an irrevocable proxy, having a duration of one year in the form attached hereto as Exhibit A (the "Proxy"), granting to Ryan the right and proxy to vote the Acquired Shares and all shares of Common Stock issued on conversion thereof, as Ryan may determine to be appropriate, except for those matters referenced in the preceding sentence and set forth in the Proxy. The provisions of this Section 5.2 shall be binding upon the successors in interest to any of the Acquired Shares (and shares of Common Stock issued on conversion thereof). The Company shall not permit the transfer of any of such shares on its books or issue a new certificate representing any of such shares unless and until the person to whom such security is to be transferred shall have executed a written agreement or proxy, containing provisions substantially in the form applicable to Buyer hereunder, and such person agrees to be bound by all the provisions of this Section 5.2, as if such person were Buyer.

         5.3 TERMINATION OF VOTING PROVISIONS. The provisions of this Section 5 shall terminate on the first anniversary of the Effective Date.

6.       MISCELLANEOUS.

         6.1 CERTIFICATES; LEGENDS. As a condition to the issuance to any Stockholder of any certificates representing shares of the Company's Common Stock or Preferred Stock subject to this Agreement, and as a condition to the transfer by a Stockholder of any Equity Securities that will, after such transfer, continue to be subject to the terms of this Agreement, the Company shall require that the person acquiring such securities execute this Agreement. Each certificate representing shares of the Company's Common Stock and Preferred Stock subject to the terms of this Agreement shall bear all legends referenced herein or required by applicable law, as well as legends referencing the restrictions and encumbrances on such shares as referenced herein.

         6.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Nevada, U.S.A., as applied to agreements among Nevada residents entered into and to be performed entirely within the State of Nevada.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         6.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.


                                       11
45931.0009\YOKENS\LAS\103782.1

Except as otherwise provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company, Ryan and Buyer. The failure of any party hereto to enforce any of the provisions in this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party to thereafter enforce each and every provision of this Agreement in accordance with its terms.

         6.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered by certified mail, return receipt requested, facsimile or e-mail or delivered personally by hand or by nationally recognized courier service, addressed (a) if to a Stockholder, as indicated on the Company's stockholder listing, or at such other address or facsimile number or e-mail address as shall have been furnished to the Company in writing, or (b) if to the Company, at its principal business address, facsimile number or e-mail address, or such other address or facsimile number or e-mail address as the Company shall have furnished in writing to the party giving notice. All such notices and other written communications shall be effective on the date of delivery, as evidenced by return receipt, confirmation of delivery or other customary evidence of delivery.

         6.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Stockholder, upon any breach or default of the Company or a Stockholder under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of the Company or any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

         6.7 RIGHTS AND OBLIGATIONS; SEVERABILITY. Unless otherwise expressly provided herein, a party's rights and obligations hereunder are several rights and obligations, not rights or obligations jointly held with any of the other party. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.8 TITLES AND SUBTITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         6.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

45931.0009\YOKENS\LAS\103782.1

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.


                               THE COMPANY:


                               CRYSTALIX GROUP INTERNATIONAL, INC.


                               By: /s/ KEVIN RYAN
                                  ----------------------------------------------
                                  Kevin Ryan, Chief Executive Officer



                               THE STOCKHOLDERS:

                               RYAN:

                                       /s/ KEVIN RYAN
                                      ------------------------------------------
                                      Kevin Ryan

                               BUYER:


                                       U.C. Laser Ltd.

                                       By: /s/ MARSHALL BUTLER
                                          --------------------------------------
                                          Marshall Butler, Chairman of the Board










                    [Signature Page to Stockholder Agreement]
45931.0009\YOKENS\LAS\103782.1